SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2003

ADAPTEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

691 S. Milpitas Boulevard, Milpitas, CA	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 945-8600

(Former name or former address, if changed since last report)

Item 5. Other Events.

On May 21, 2003, Adaptec, Inc. issued a press release announcing that it has settled its claims against Stephen Goldman, former principal owner and president of Distributed Processing Technology Corporation ("DPT"), for $49.3 million.  Adaptec acquired DPT, a RAID technology company, in December 1999.  A copy of the May 21, 2003 press release is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 7.        Financial Statements and Exhibits

(c)             Exhibits

  The following exhibit is filed herewith:

Exhibit Nos.	Description of Exhibits
99.1	Press release dated May 21, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAPTEC, INC.

Date: May 28, 2003	By:	/s/ Kenneth B. Arola
Kenneth B. Arola
Vice President and Corporate Controller
(principal accounting officer)

EXHIBIT INDEX

Exhibit Nos.	Description of Exhibits
99.1	Press release dated May 21, 2003.